Exhibit 10.1
FORM OF SERVICE AGREEMENT
(For Use Under Seller's GSS Rate Schedule)

THIS AGREEMENT entered into this 9 day of July, 2012, by and between TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC, a Delaware limited liability company, hereinafter referred to as “Seller”, first party, and UGI PENN NATURAL GAS, INC., hereinafter referred to as “Buyer”, second party,

WITNESSETH:

WHEREAS, Seller and Buyer (as successor to PG Energy, Inc.) are parties to that certain service agreement dated July 1, 1996, under Seller's Rate Schedule GSS, pursuant to which Seller provides natural gas storage service for Buyer ("Service Agreement"); and

WHEREAS, the primary term of the Service Agreement expires on March 31, 2013; and

WHEREAS, Seller's firm storage service under Rate Schedule GSS is supported, in part, by a contract storage service purchased from Dominion Transmission, Inc. ("DTI") pursuant to an agreement dated August 23, 1993 under DTI's Rate Schedule GSS ("DTI Storage Service Agreement"); and

WHEREAS, DTI and Seller have negotiated for an extension of the DTI Storage Service Agreement through March 31, 2023; and

WHEREAS, Seller and Buyer desire to continue the natural gas storage service under Rate Schedule GSS for a ten year term ending March 31, 2023 under the terms this agreement, which will supersede the Service Agreement effective April 1, 2013.

NOW, THEREFORE, Seller and Buyer agree as follows:

ARTICLE I
SERVICE TO BE RENDERED

Subject to the terms and provisions of this agreement and of Seller's Rate Schedule GSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored, and withdrawn from storage) and deliver to Buyer, quantities of natural gas as follows:

To withdraw from storage or cause to be withdrawn from storage, the gas stored for Buyer's account up to a maximum quantity in any day of 56,532 dt, which quantity shall be Buyer's Storage Demand.

To receive and store or cause to be stored up to a total quantity at any one time of 2,746,576 dt, which quantity shall be Buyer's Storage Capacity Quantity.

ARTICLE II
POINT OF DELIVERY

The Point or Points of Delivery for all natural gas delivered by Seller to Buyer under this agreement shall be at or near:

(1) Dallas Meter Station, located at the intersection of State Route #115 and Leidy Line on south side of road adjacent to Natona

Mills, western edge of Dallas, Luzerne County, Pennsylvania.

(2) Saylor Meter Station, located at junction of Saylor Avenue and Transco Pipeline, Plains Township, Luzerne County, Pennsylvania.

(3) Wyoming Monument Meter Station, located on Seller's Leidy Line near Wyoming, Luzerne County, Pennsylvania.

(4) Muncy Meter Station, located at a point of connection of Seller's Leidy Line and Buyer's facilities near Muncy, Lycoming County, Pennsylvania.

(5) Old Lycoming Meter Station, located at a point of connection of Seller's Leidy Line and Buyer's facilities near the intersection of Legislative Route No. 41033 and Route 410 in Lycoming County, Pennsylvania.

(6) Shickshinny Meter Station, located at a point of connection on Seller's Leidy Line and Buyer's facilities near Salem Township, Luzerne County, Pennsylvania.

ARTICLE Ill
DELIVERY PRESSURE

Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (5O) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to day operations of Buyer and Seller.

ARTICLE IV
TERM OF AGREEMENT

This agreement shall be effective April 1, 2013 and shall remain in force and effect for a period ending March 31, 2023.

ARTICLE V
RATE SCHEDULE AND PRICE

Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule GSS and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

ARTICLE VI MISCELLANEOUS

1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

2. This agreement supersedes and cancels as of the effective date hereof the following contracts: Service agreement dated July 1, 1996.

3. No waiver by either party of anyone or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Texas.

5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Notices to either party may be in writing or by telecopy or telephone and shall be considered as duly delivered to the other party at the following address:

(a)     If to Seller:

Transcontinental Gas Pipe Line Company, LLC
P. 0. Box 1396
Houston, Texas 77251
Attention: Director, Customer Services

(b)     If to Buyer:
UGI PENN NATURAL GAS, INC.
2525 N. 12th Street, Suite 360
Reading, PA 19605

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC
(Seller)

By /s/ Paul F. Egner III_______________

Print Name Paul F. Egner Ill

Title Director, Customer Services

UGI PENN NATURAL GAS, INC.
(Buyer)

By /s/ Robert F. Beard_______________

Print Name Robert F. Beard

Title President and CEO